Exhibit 10.7

VIA FAX 212.661.1031

June 30, 2005

MAG Industrial Automation Systems LLC
Mainco, Inc.
c/o Maxor Inc.
60 E. 42nd Street
New York, NY 10165

Attention: Mr. Mo Meidar

Re:                             Purchase and Sale of Cincinnati Lamb Group – Settlement Agreement

Dear Mo:

This letter agreement sets forth certain agreements of the Parties to the Purchase and Sale Agreement (the “Purchase and Sale Agreement”), dated March 17, 2005, as amended, among UNOVA, Inc. and certain of its subsidiaries (the “Selling Entities”) and Mainco, Inc., MAG Industrial Automation Systems LLC and certain of their subsidiaries (the “Purchasing Entities”) pursuant to which the Purchasing Entities acquired the business and substantially all of the assets and certain capital stock of the Cincinnati Lamb Group.  These agreements fully and finally resolve certain potential claims and obligations of the Parties under the Purchase and Sale Agreement and the related letter agreement (the “NWA Side Letter”) pursuant to which the Selling Entities agreed that the net working assets (as defined in the Purchase and Sale Agreement) on the Closing Balance Sheet would be at least $130,500,000, and that to the extent that such net working assets were less than that amount, UNOVA would pay to the Purchasing Entities the amount of such difference (the “NWA Adjustment”) in cash.  Capitalized terms used and not otherwise defined in this letter have the meanings stated in the Purchase and Sale Agreement.

1.                                       Closing Balance Sheet and NWA Adjustment.  Attached as Exhibit A is the final, agreed upon Closing Balance Sheet.  The Parties agree that the NWA Adjustment is $12,553,000.  On April 15, 2005, UNOVA paid to Purchaser the estimated NWA Adjustment in the amount of $9,550,000.  Upon execution and delivery of this letter agreement, UNOVA shall pay to Purchaser $3,003,000 in full and final settlement of the Selling Entities’ obligations under Section 1.8(d) of the Purchase and Sale Agreement and the NWA Side Letter.

2.                                       Proceeds of Alenia Judgment.  Upon execution of this agreement, UNOVA will pay to Purchaser the proceeds received by the Selling Entities from the Alenia judgment in the amount of €1,552,800.

3.                                       Modification of Promissory Notes.  The existing Secured Note is comprised of three notes, Domestic, German and Foreign.  The Domestic Secured Note and the Lamb U.K. Restructure Note will be modified and restated into a new Domestic Secured Note, dated the Transfer Date, in the principal amount of $6,454,000 and with a new payment schedule (the “New Domestic Secured Note”).  The principal payment schedule under the German Secured Note and the Foreign Secured Note shall be amended, so that aggregate principal payments under the New Domestic Secured Note, the German Secured Note and the Foreign Secured Note shall be payable on the following schedule:

(i) $1,454,000 (in the aggregate) shall be payable on the 24-month anniversary of the Transfer Date,

(ii) $2,000,000 (in the aggregate) shall be payable on the 30-month anniversary of the Transfer Date,

(iii) $2,000,000 (in the aggregate) shall be payable on the 36-month anniversary of the Transfer Date,

(iv) $2,500,000 (in the aggregate) shall be payable on the 42-month anniversary of the Transfer Date,

(v) $2,000,000 (in the aggregate) shall be payable on the 48-month anniversary of the Transfer Date, and

(vi) $2,500,000 (in the aggregate) shall be payable on the 54-month anniversary of the Transfer Date.

The New Domestic Secured Note shall bear interest at the rate of LIBOR + 3%, payable quarterly.

4.                                       Cost to Modify Promissory Notes and Related Security Documents.  UNOVA and Purchaser shall share equally the cost to modify the promissory notes as indicated above, to amend the existing security agreements and to make any requisite filings.  Such costs shall include only Silver Point fees, attorney fees and filing fees that are specifically related to such modification and amendment.

5.                                       Saline Real Estate and Equipment.  The Selling Entities retained as Excluded Assets certain real property and equipment located in Saline, Michigan, and classified as Assets Held for Sale, with an approximate aggregate book value of $6.6 million (collectively, the “Saline Property”).  Purchaser shall use its reasonable best efforts to obtain within 90 days following the execution of this agreement up to three offers to purchase the Saline Property (“Third-Party Offers”).  A Third-Party Offer less the costs of sale is referred to as a “Net Third-Party Offer.”  In the event that any of the Net Third-Party Offers are at or above $4 million, the Selling Entities may elect to sell the Saline Property pursuant to such Third-Party Offer for the amount equal to the highest Net Third-Party Offer and at the time of such sale (or 90 days after the execution of this agreement if sooner), the Selling Entities shall pay to Purchaser $2 million; provided, however, that (i) to the extent the Net Third-Party Offer is greater than $4 million but less than or equal to $5 million, the amount by which it exceeds $4 million shall be shared by the Selling Entities and Purchaser at the rate of 60% to the Selling Entities and 40% to

Purchaser, and (ii) to the extent that the Net Third-Party Offer is greater than $5 million, the first $1.0 million above $4 million shall be shared as provided in clause (i) and the amount by which it exceeds $5 million shall be shared by the Selling Entities and Purchaser at the rate of 80% to the Selling Entities and 20% to Purchaser.  The Selling Entities may but shall not be obligated to sell the Saline Property if the Net Third-Party Offer is less than $4 million.  In the event that there are no Third-Party Offers or the Net Third-Party Offers are less than $4 million, then 90 days after the execution of this agreement the Selling Entities shall pay to Purchaser $2 million.

6.                                       Payment of Management Bonuses.  The Purchasing Entities agree to pay the management bonuses to the Continuing Employees as accrued on the Closing Balance Sheet.

7.                                       Waiver of Certain Additional Claims.  The Parties agree that except for claims based on fraud:

(i) the Purchasing Entities hereby waive, discharge and release any claim or cause of action that any such Party now has or may have, known or unknown, or that may arise in the future, for indemnification from the Selling Entities under (a) Section 11.1(a) (Misrepresentation or Breach of Warranty), to the extent such claims are based on any misrepresentation or breach of warranty under the following Sections of the Purchase and Sale Agreement :(A) 3.2(a) (Financial), (B) 3.3 (Accounts Receivable), (C) 3.4 (Inventories), (D) 3.7 (Right to Use Properties, Rights and Assets ), (E) 3.8 (Contracts and Commitments), or (F)3.12 (Product and Service Warranties) (collectively, the “Released Representations and Warranties”); or (b) Section 11.1(b) (Breach of Covenant or Agreement) to the extent that such claim relates to a breach or nonfulfillment, prior to the date of this letter agreement, of a covenant, agreement or other obligation set forth in the Purchase and Sale Agreement; and

(ii) the Selling Entities hereby waive, discharge and release any claim or cause of action that any such Party now has or may have, known or unknown, or that may arise in the future, for indemnification from the Purchasing Entities under Section 11.2(b) (Breach of Covenant or Agreement) to the extent that such claim relates to a breach or nonfulfillment, prior to the date of this letter agreement, of a covenant, agreement or other obligation set forth in the Purchase and Sale Agreement.

8.                                       No Further Payments by Selling Entities.  The Purchasing Entities further agree that, (i) except as specifically provided in this letter agreement and (ii) except for any indemnification claim under Section 11.1(a) (Misrepresentation or Breach of Warranty) other than the Released Representations and Warranties, Section 11.1(b) (Breach of Covenant or Agreement) to the extent that such claim relates to a breach or nonfulfillment, following the date of this letter agreement, of a covenant, agreement or other obligation set forth in the Purchase and Sale Agreement, Section 11.1(c) (Excluded Liabilities), 11.1(d) (R&B Liabilities), 11.1(e) (Product Liability), 11.1(f) (Retained Environmental Liabilities of Transferred Subsidiaries), 11.1(g) (Offsite Disposal), or

11.1(h) (Bulk Sales), the Purchasing Entities shall be responsible for all debts, liabilities, obligations, costs and expenses of the Business and shall not be entitled to and will not make any claim for any additional payment whatsoever from any of the Selling Entities or their Affiliates under or in connection with the Purchase and Sale Agreement or the Business, including but not limited to any claim for amounts incurred by the Purchasing Entities relating to the operation of the Business prior to or after the Transfer Date or claims by third parties relating to the Business, and the Purchasing Entities will not tender any such matter to the Selling Entities or their Affiliates or request of them payment of or reimbursement for any such amounts or for any other amount.

9.                                       Undertaking.  Each of UNOVA, Inc., with respect to the other Selling Entities, and MAG Industrial Automation Systems LLC, with respect to the other Purchasing Entities, agrees to use its reasonable best efforts to cause such other parties to the Purchase and Sale Agreement to sign this letter agreement as soon as practicable.

If the foregoing accurately sets forth our agreement, please so indicate by signing on behalf of the Purchasing Entities where indicated below.

Sincerely,

UNOVA, INC.

Individually and on behalf of the Selling Entities

/s/ Michael E. Keane

Michael E. Keane

Senior Vice President and Chief Financial Officer

Enclosure

SO AGREED

MAG INDUSTRIAL AUTOMATION SYSTEMS LLC
Individually and on behalf of the Purchasing Entities

By:	/s/ Mo Meidar

Mo Meidar

SO AGREED

UNOVA U.K. LIMITED

By:	/s/ Cathy Younger
Cathy Younger

SO AGREED

UNOVA OPERATIONS U.K. LIMITED

(FKA Cincinnati Machine UK Limited)

By:	/s/ Cathy Younger
Cathy Younger

SO AGREED

HONSBERG LAMB SONDERWERKZEUGMASCHINEN GMBH

By:	/s/ Cathy Younger
Cathy Younger

SO AGREED

INTERMEC CANADA LIMITED

(Successor by Amalgamation to
UNOVA CANADA, Inc.)

By:	/s/ Cathy Younger
Cathy Younger

SO AGREED

UNOVA INDUSTRIAL AUTOMATION SYSTEMS, INC.

By:	/s/ Cathy Younger
Cathy Younger

SO AGREED

UNOVA IP CORP.

By:	/s/ Cathy Younger
Cathy Younger

SO AGREED

R&B Plastics Holdings, Inc.

By:	/s/ James Benjamin
James Benjamin

SO AGREED

Cincinnati Machine LLC

By:	/s/ James Benjamin
James Benjamin

SO AGREED

Lamb Technicon LLC

By:	/s/ James Benjamin
James Benjamin

SO AGREED

Lamb Assembly and Test, LLC

By:	/s/ James Benjamin
James Benjamin

SO AGREED

“Caroline” Ein hundertdritte

Vermö gensverwaltungsgesellschaft MbH

By:	/s/ James Benjamin
James Benjamin

SO AGREED

MAGUS GmbH

By:	/s/ James Benjamin
James Benjamin

SO AGREED

MAG IP GmbH

By:	/s/ James Benjamin

SO AGREED

Lamb Technicon, Ltd.

By:	/s/ James Benjamin
James Benjamin

SO AGREED

Cincinnati Machine Limited

By:	/s/ James Benjamin
James Benjamin

SO AGREED

Lamb Technicon Limited

By:	/s/ James Benjamin
James Benjamin